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                                                            EXHIBIT 7.2











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                              BONUS INCENTIVE PLAN

                                       OF


                              COSTILLA ENERGY, INC.
                            (A DELAWARE CORPORATION)

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                                TABLE OF CONTENTS

                                *      *      *

                              BONUS INCENTIVE PLAN

                                       OF

                              COSTILLA ENERGY, INC.


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SECTION                              SUBJECT                                PAGE


1.   PURPOSE OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.   ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . .   2

4.   RESERVES FOR INCENTIVE AWARDS . . . . . . . . . . . . . . . . . . . . .   3

5.   PARTICIPATION IN THE PLAN . . . . . . . . . . . . . . . . . . . . . . .   4

6.   SELECTION OF PARTICIPANTS FOR INCENTIVE AWARDS. . . . . . . . . . . . .   4

7.   AWARDS OF INCENTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . .   5

8.   PAYMENT OR DISTRIBUTION OF AWARDS . . . . . . . . . . . . . . . . . . .   6

9.   FORFEITURE OF BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . .   6

10.  COMPLIANCE WITH SECURITIES LAWS . . . . . . . . . . . . . . . . . . . .   6

11.  INCLUSION OF AWARD AS INCOME. . . . . . . . . . . . . . . . . . . . . .   7

12.  WITHHOLDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

13.  AMENDMENT OR TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .   8

14.  NO RIGHT TO EMPLOYMENT; OFFICIAL CAPACITY . . . . . . . . . . . . . . .   8

15.  EFFECTIVE DATE AND TERM . . . . . . . . . . . . . . . . . . . . . . . .   9


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                              BONUS INCENTIVE PLAN


                                       OF


                              COSTILLA ENERGY, INC.



     1. PURPOSE OF PLAN. This Bonus Incentive Plan (the "Plan") is intended to attract and retain individuals of outstanding competence and to promote the growth and development of the Company or a Subsidiary (as hereinafter defined) by providing incentive compensation as a reward for those officers, directors, employees and advisors of the Company or a Subsidiary who contribute by their ability, industry, loyalty, ingenuity, or exceptional service to the management, development achievement of planned corporate financial and operational goals, and successful operations of the Company or a Subsidiary.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall have the ascribed meanings unless otherwise clearly apparent from the context:

          "AWARD" - means a distribution in (i) cash, (ii) shares of the Common Stock of the Company, or (iii) any combination of cash and shares of Common Stock to be made to a Participant for a Fiscal Year as determined in accordance with the provisions of the Plan.

          "BENEFICIARY" - means a Participant designated by the Board of Directors to receive an Award.

          "BOARD OF DIRECTORS" - means the Board of Directors of the Company.

          "COMMON STOCK" - means the common stock, $.10 par value per share, of the Company.





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          "COMPANY" - means Costilla Energy, Inc.

          "EMPLOYEE" - means a person who is in the regular employment of the Company or a Subsidiary as determined by the personnel rules and practices of the Company or a Subsidiary, as applicable.

          "FISCAL YEAR" - means the taxable year of the Company or a Subsidiary ending December 31.

          "PARTICIPANT" - means (i) an officer, director or advisor of the Company or a Subsidiary as of the last day of the Fiscal Year or (ii) any Employee who (a) has completed a minimum of 180 days of service with the Company or a Subsidiary, and (b) is employed by the Company or a Subsidiary as of the last day of the Fiscal Year; provided, however, that any such person who owns ten percent (10%) or more of the outstanding shares of Common Stock at any time during a Fiscal Year shall not qualify as a Participant and is not eligible for Awards under the Plan for that Fiscal Year.

          "PLAN" - means this Bonus Incentive Plan of the Company.

          "SUBSIDIARY" - means any corporation of which capital stock possessing fifty percent (50%) or more of the total combined voting power of all classes of its outstanding capital stock entitled to vote generally in the election of directors is owned in the aggregate by the Company directly or indirectly through one or more Subsidiaries.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors. Subject to the express provisions and limitations of the Plan, the Board of Directors shall have the authority and power to construe the Plan and to adopt, prescribe, amend and rescind rules and regulations relating to the Plan, and to make all determinations necessary or




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

advisable for administering the Plan, including the selection of Participants to receive Awards. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan.

          All determinations, decisions and directions made or given by the Board of Directors under the Plan shall be final and conclusive. The decision of the Board of Directors on any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and nothing in the Plan shall be deemed to give any Participant, his legal representative or assigns, any right to participate in the Plan except to such extent, if any, as the Board of Directors may have determined or approved pursuant to the provisions of the Plan.

     4. RESERVES FOR INCENTIVE AWARDS. In order to fund the payment of Awards of Common Stock granted to Participants in accordance with the terms of the Plan, the Company shall authorize and reserve for issuance under the Plan an aggregate of 100,000 shares of the Common Stock, subject to adjustment as hereinafter provided. In addition, in order to fund payment of Awards of cash granted to Participants pursuant to the Plan, the Board of Directors may from time to time either (i) establish a cash reserve out of the general operating funds of the Company in such amount as the Board of Directors shall in its discretion determine to be reasonable or advisable or (ii) elect to fund and distribute such cash Awards directly out of the general operating funds of the Company. Subject to any required action by the stockholders of the Company, (a) the number of shares of Common Stock covered by and reserved for issuance under the Plan shall be appropriately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of the shares of Common Stock of the Company or the payment of a stock dividend (but only



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on the Common Stock), stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; and (b) if the outstanding shares of Common Stock are changed or exchangeable for a different number or kind of shares of stock or other securities of the Company or another entity, then there shall be substituted for each share of Common Stock covered by and reserved for issuance under the Plan the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be changed or for which each such share shall be exchangeable.

     5. PARTICIPATION IN THE PLAN. During the existence of the Plan, each individual officer, director, Employee, or advisor of the Company or a Subsidiary shall be eligible to participate in the Plan for each Fiscal Year in which such individual qualifies as a Participant as defined in Section 2 hereof. The Board of Directors may give due consideration to the recommendations and comments submitted by officers, managers and department heads of the Company or a Subsidiary, as applicable, with respect to the performance of Employees of the Company or a Subsidiary.

     6. SELECTION OF PARTICIPANTS FOR INCENTIVE AWARDS. In determining the Participants who will receive Awards, the Board of Directors shall consider, among such other factors as it shall deem relevant, (a) the profitability of the Company or the Subsidiary, (b) the success of the Company or the Subsidiary in achieving its projected financial objectives for the Fiscal Year, (c) the Participant's tenure with the Company or Subsidiary, (d) the Participant's duties and responsibilities, level of performance, salary level, and contributions to the success of the Company or the Subsidiary, (e) the abilities and success of the Participant in aiding and supporting the achievement of operational or production goals or achieving administrative



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expense ratios, (f) the cash position of the Company or Subsidiary, as appropriate, and (g) such other factors as the Committee deems appropriate and relevant, including, but not limited to, the recommendations and comments, if any, submitted by officers, managers and department heads of the Company or Subsidiary, as applicable, with respect to the respective Participants of the Plan.

     7. AWARDS OF INCENTIVE COMPENSATION. Within sixty (60) days after the expiration of each Fiscal Year, the Board of Directors, after considering the factors set forth in Section 6, shall determine (i) the Beneficiaries who shall be entitled to receive Awards for such Fiscal Year, (ii) the amount of the Award to be paid or distributed to each Beneficiary for such Fiscal Year, and (iii) whether such Award shall be made in cash, shares of Common Stock or a combination thereof. The amount of the Award shall be distributed by the Company to each designated Beneficiary as specified in Section 8 hereof. The Company shall not be liable for interest on any Award of cash granted under the Plan. An Award in Common Stock shall not entitle the Beneficiary to have any shares registered or recorded in the Beneficiary's name, nor shall such Beneficiary have any rights as a stockholder with respect to such shares, until such time as a stock certificate evidencing such shares is delivered to him or her pursuant to the terms of the Award and this Plan. No Beneficiary to whom an Award has been made shall have any rights to the Award other than to receive the Award at the time and in the form specified by the Board of Directors, which right may not be assigned or transferred except by will or by the laws of descent and distribution. Unless a Beneficiary has filed written instructions with the Company to the contrary, any Award payable with respect to a deceased Beneficiary shall be paid to the



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Beneficiary's surviving spouse, if any; otherwise, such Award shall be paid to the Beneficiary's estate.

     8. PAYMENT OR DISTRIBUTION OF AWARDS. Awards of any Fiscal Year shall be in cash or in shares of Common Stock or a combination of cash and shares of Common Stock, as the Board of Directors shall determine in its sole discretion. Any Award which becomes payable or distributable pursuant to the Plan shall be paid or distributed to the designated Beneficiary as soon as administratively feasible and practicable after the approval thereof by the Board of Directors.

     9. FORFEITURE OF BENEFITS. Any officer, director, Employee or advisor of the Company or Subsidiary, as applicable, who fails for any reason to qualify as a Participant of the Plan, shall not be eligible to participate in the Plan, or having initially qualified as a Participant, but thereafter for any reason ceases to so qualify as specified in Section 2 hereof, shall forfeit his or her participation in the Plan and shall not be entitled to any Award for such Fiscal Year, unless the Board of Directors shall specifically determines otherwise. Notwithstanding the preceding, in the event of such disqualification by death or permanent disability of a Participant, the Board of Directors shall determine whether an Award should be paid or distributed to such Participant. The determination of the Board of Directors in the exercise of its sole discretion shall be final and binding upon anyone claiming by or through such a Participant.

     10. COMPLIANCE WITH SECURITIES LAWS. At the time of any Award of shares of Common Stock under the Plan, the Company may require the Beneficiary thereof to execute any documents or take any action which may be then necessary to comply with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated



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thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities.

     11. INCLUSION OF AWARD AS INCOME. The amount of any Award granted to a Beneficiary under the Plan shall be subject to inclusion in the gross income of the Beneficiary in the year such Award is paid or distributed to the Beneficiary. Any such Award of Common Stock shall be reported as income in an amount equal to the fair market value of such Common Stock as of the date such Common Stock is awarded to the Beneficiary. The fair market value shall be deemed to be the closing price of the Common Stock on The Nasdaq Stock Market's National Market on the day the Award in Common Stock is granted or, if no sale of the Common Stock of the Company is reported on such market on such day, on the next preceding day on which a closing price is reported.

     12. WITHHOLDING. Whenever a Beneficiary shall recognize compensation income as a result of an Award of cash granted under the Plan, the Company shall deduct and withhold the applicable federal income and employment tax withholding due on such cash Award and remit such withheld amount to the Internal Revenue Service in accordance with the applicable provisions of the Internal Revenue Code (the "Code") and the regulations promulgated thereunder. Whenever a Beneficiary shall recognize compensation income as a result of an Award of Common Stock granted under the Plan, either (i) the Company shall deduct and withhold the applicable federal income and employment tax withholding due on such Award of Common Stock from any Award of cash that may have been granted to the Beneficiary at the same time as the Award of Common Stock and remit such withheld amount to the Internal Revenue Service in accordance with the applicable provisions of the Code and the regulations



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promulgated thereunder, or (ii) the Beneficiary shall remit in cash to the
Company the applicable federal income and employment tax withholding which the Company is required to remit to the Internal Revenue Service in accordance with the applicable provisions of the Code and the regulations promulgated thereunder.

     13. AMENDMENT OR TERMINATION. The Board of Directors may, at any time and from time to time without the necessity of obtaining approval of the stockholders of the Company, amend, modify, change, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan, except that no such amendment, modification, change, suspension, or termination shall affect any right of any Participant to receive Awards made prior to the effective date thereof.

     14. NO RIGHT TO EMPLOYMENT; OFFICIAL CAPACITY. No provision contained in this Plan shall be deemed to grant unto any Participant or his legal representative or assigns, or any other person or entity claiming under or through a Participant, any contract or other right to participate in the benefits of the Plan other than as expressly set forth herein. Nothing in the Plan shall be construed as constituting a commitment, guarantee, arrangement, agreement or understanding of any kind or nature that the Company or Subsidiary will continue to employ, retain, elect or designate an individual (whether or not a Participant) in any capacity; nor shall the Plan affect in any way the right of the Company or a Subsidiary to terminate the employment, association, designation or official capacity of any individual (whether or not a Participant) at any time with or without cause.



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     15.  EFFECTIVE DATE AND TERM.  This Plan shall become effective upon the closing date of the initial public offering of the Common Stock of the Company pursuant to the Securities Act and shall remain in effect until termination by the Board of Directors.

     The foregoing Bonus Incentive Plan of Costilla Energy, Inc. was adopted by the Board of Directors and stockholders of the Company on the 26th day of August, 1996.

                                   COSTILLA ENERGY, INC.


                                   By:  /s/ Michael J. Grella
                                        ----------------------------------
                                         Michael J. Grella
                                         President and Chief Operating Officer










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